UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 5, 2017

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA	91776
(Address of principal executive offices)	(Zip Code)

(800) 808-8760

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

ChineseInvestors.com,, Inc. has issued a new press release disclosing the Company’s having retained Launch Haus to assist the Company in the preparation of a multi-level marketing (“MLM”) platform including a detailed go-to-market plan and pro forma for the next 12 months of sales and marketing efforts, a compensation plan intended for the Company to be attractive to large distributors with proven track records in the direct sales industry, a technology stack blueprint, and a distributor recruitment strategy.  Launch Haus has agreed to make introductions to top recommended, trusted supply chains, third party logistics, and proven options for MLM legal compliance, technology and executive management.

Item 9.01 Exhibits

Copy of press release that the Company issued on June 5, 2017 describing its engagement of Launch Haus to assist the Company in the multi-level promotion of legal hemp-based products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 5, 2017

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer

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